CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Professionally Managed Portfolios with respect to the Becker Value Equity Fund, a series of Professionally Managed Portfolios.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 24, 2012